EXHIBIT 99.1


        Orion Healthcorp Announces Third Quarter 2007 Results

    ATLANTA--(BUSINESS WIRE)--Nov. 14, 2007--Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the third quarter and nine months ended September 30, 2007.

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We are pleased to report our financial and operating results for the third quarter. We continue to make progress in the integration of the two recent acquisitions, and we are having success in generating organic growth at the new locations. Also, the operating performance of our existing core business is meeting our expectations."

    Mr. Bauer added, "In addition to a continuing focus on the growth and development of our business, we are working towards the completion of our previously announced transaction to take the Company private. We continue to believe that this transaction is in the best interests of our company and its customers as well as employees and shareholders."

    For the three months ended September 30, 2007, net operating revenues were $8.6 million, a 50.9% increase over the $5.7 million for the same period in the prior year. Loss from continuing operations for the third quarter of 2007 was $757,000, or $0.01 per basic share, compared with a loss from continuing operations of $639,000, or $0.05 per basic share, for the third quarter of 2006. Net loss was $757,000 for the third quarter of 2007 compared with a net loss, including income from discontinued operations of $151,000, of $488,000 for the third quarter of 2006. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $329,000 for the third quarter of 2007 as compared with an EBITDA loss of $113,000 for the third quarter ended September 30, 2006. (A reconciliation of EBITDA to net income for the third quarter and nine months ended September 30, 2007, is provided on the attached unaudited consolidated condensed statements of operations.)

    For the nine months ended September 30, 2007, net operating revenues were $25.0 million, a 50.6% increase over the $16.6 million for the same period in the prior year. Loss from continuing operations for the nine months ended September 30, 2007, was $2.5 million or $0.02 per basic share, compared with a loss from continuing operations of $1.2 million, or $0.09 per basic share, for the same period of 2006. Net loss, including income from discontinued operations of $1.0 million, was $1.4 million, or $0.01 per basic share, compared with net income, including income from discontinued operations of $993,000, of $197,000, or $0.01 per basic share, for the same period of 2006. EBITDA totaled $724,000 for the nine months ended September 30, 2007, compared with an EBITDA loss of $278,000 for the prior year period.

    The results for the quarter and nine months ended September 30, 2007, included revenues and expenses for Rand Medical Billing and the On Line companies, which the Company acquired in December 2006. In addition, results for the three months and nine months ended September 30, 2007 and 2006, respectively, include the consolidated results of Orion HealthCorp, including its two reportable segments: Practice Management, which provides business and management services to pediatric physician groups, and Revenue Cycle Management, which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare" and certain assets of Integrated Physician Solutions (IPS) are reported as discontinued operations for the three months and nine months ended September 30, 2007 and 2006. Certain reclassifications have been made in the 2006 financial statements to conform to the reporting format in 2007. Such reclassifications had no effect on previously reported earnings. In addition, the third quarter 2006 financial statements were restated to reflect operations discontinued subsequent to the third quarter of 2006.

    In closing, Mr. Bauer added, "I want to express my thanks to our investors and other constituencies for all of their support over the past three years. Assuming we transition from a public to a private company in the near future, we are committed to taking full advantage of reduced administrative and other costs in order to become an even better employer, physician partner and high growth company. We believe that we have a strong base of business, experienced management and a sound business strategy to move the Company forward. We hope you will continue to be interested in our company as we take the next step in our successful evolution as a force in the healthcare industry."

    The live broadcast of Orion HealthCorp's third quarter conference call will begin at 11:00 a.m. Eastern Time on Thursday, November 15, 2007. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians, resulting in optimal profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies and integrate acquisitions, including the expense and impact of any potential acquisitions and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

                        ORION HEALTHCORP, INC.
      Unaudited Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                   2007      2006     2007      2006
                                 --------- -------- --------- --------

Net operating revenues           $  8,551  $ 5,715  $ 24,997  $16,587
Operating expenses                  8,942    6,230    26,410   18,076

Loss from continuing operations
 before other income (expense)       (391)    (515)   (1,413)  (1,489)
Other income (expense), net          (366)    (124)   (1,064)     299
Loss from continuing operations (757) (639) (2,477) (1,190) Income from operations of
 discontinued components               --      151     1,050      993
Net income (loss)                $   (757) $  (488) $ (1,427) $  (197)

Weighted average common shares
 outstanding:
  Basic                           105,503   12,653   105,500   12,579
  Diluted                         105,503   12,653   105,500   12,579

Income (loss) per share:
 Basic
   Net loss per share from
    continuing operations        $  (0.01) $ (0.05) $  (0.02) $ (0.09)
   Income per share from
    discontinued operations            --     0.01      0.01     0.08
      Net income (loss) per
       share                     $  (0.01) $ (0.04) $  (0.01) $ (0.01)

 Diluted
   Net loss per share from
    continuing operations        $  (0.01) $ (0.05) $  (0.02) $ (0.09)
   Income per share from
    discontinued operations            --     0.01      0.01     0.08
      Net income (loss) per
       share                     $  (0.01) $ (0.04) $  (0.01) $ (0.01)

Reconciliation of EBITDA to net
 income (loss):
EBITDA                           $    329  $  (113) $    724  $  (278)
  Less: Depreciation and
   amortization                      (720)    (402)   (2,137)  (1,211)
  Less: Total other income
   (expenses), net                   (366)    (124)   (1,064)     299
  Less: Income from operations
   of discontinued components,
   including net loss on
   disposal                            --      151     1,050      993
      Net income (loss)          $   (757) $  (488) $ (1,427) $  (197)


                        ORION HEALTHCORP, INC.
                Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                 Sept. 30,   Dec. 31,
                                                   2007        2006
                                                ----------- ----------
                                                (Unaudited)
Current assets:
  Cash and cash equivalents                     $      322  $     644
  Accounts receivable, net                           3,399      3,575
  Inventory                                            216        278
  Prepaid expenses and other current assets            454        407
  Assets held for sale                                  --        502
     Total current assets                            4,391      5,406

Property and equipment, net                            655        711

Other long-term assets:
  Intangible assets, including goodwill, net        20,567     22,158
  Other assets, net                                  2,579      1,908
     Total other long-term assets                   23,146     24,066
       Total assets                             $   28,192  $  30,183

Current liabilities:
  Accounts payable and accrued expenses         $    5,804  $   6,938
  Current portion of capital lease obligations
   and long-term debt                                2,692      1,847
  Current portion of long-term debt held by
   related parties                                   1,150        325
  Liabilities held for sale                             --        159
     Total current liabilities                       9,646      9,269

Long-term liabilities:
  Capital lease obligations and long-term debt,
   net of current portion                            6,614      6,989
  Long-term debt, net of current portion, held
   by related parties                                3,683      4,541
     Total long-term liabilities                    10,297     11,530

Stockholders' equity:
     Common stock, Class A, par value $0.001;
      300,000,000 shares authorized and
      105,504,032 and 105,374,487 shares issued
      and outstanding at September 30, 2007 and
      December 31, 2006, respectively                  105        105
  Common stock, Class D, par value $0.001;
   50,000,000 shares authorized and 24,658,955
   shares issued and outstanding at September
   30, 2007 and December 31, 2006                       25         25
  Additional paid-in capital                        64,168     63,876
  Accumulated deficit                              (56,011)   (54,584)
  Treasury stock - at cost; 9,140 shares               (38)       (38)
     Total stockholders' equity                      8,249      9,384
       Total liabilities and stockholders'
        equity                                  $   28,192     30,183


    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, Chief Executive Officer, 678-832-1800 or
             Stephen H. Murdock, Chief Financial Officer, 678-832-1800